Exhibit 10.3

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH SECURITIES LAWS.

WARRANT

To Purchase Common Stock of

PW EAGLE, INC.

THIS IS TO CERTIFY that Corporate Property Associates 14 Incorporated (“CPA®:14”) or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined), to purchase 120,000 shares of Common Stock (subject to adjustment as provided herein) of PW EAGLE, INC. a Minnesota corporation, at the Exercise Price (as hereinafter defined) (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

ARTICLE I
DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

“Affiliate” of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Assignment” means the form of Assignment appearing at the end of this Warrant.

“Cashless Exercise Ratio” means a fraction, the numerator of which is the difference between the Current Market Price per share of Common Stock on the date of the exercise of this Warrant and the Exercise Price and the denominator of which is the Current Market Price per share of Common Stock on the date of the exercise of this Warrant.

“Class B Common Stock” means the Class B Common Stock, $.01 par value, of the Company.

“Closing Date” means February 28, 2002.

“Commission” means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

“Common Stock” means any class of capital stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

“Company” means PW Eagle, Inc., a Minnesota corporation, and any successor corporation.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

“Current Market Price”

(a) if such security is Publicly Traded as of the date of determination, the price determined by computing the average, over a period consisting of the most recent twenty-one (21) Business Days occurring on or prior to the date of determination, of the applicable price set forth below (but excluding any trades or quotations that re not bona fide, arm’s length transactions:)

(i) the average of the closing prices for such security on such Business Day on all domestic securities exchanges on which such security may be listed, or

(ii) if there have been no sales on any such exchange on such Business Day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such Business Day, or

(iii) if on any Business Day such security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market or Nasdaq Small-Cap Market as of 4:00 P.M., New York time, on such Business Day, or

(iv) if on any Business Day such security is not quoted in the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the highest bid and lowest asked prices on such Business Day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

(b) if such security is not Publicly Traded as of the date of determination, (i) in the case of the Common Stock, the Fair Value per share, determined in accordance with the Valuation Procedure, and (ii) in the case of any other security, the fair market value of one share or other applicable unit of such security, determined in accordance with the procedure set forth in the definition of “Fair Value”, except that if the Market Price of the Common Stock is being determined for purposes of Section 4.3(c), such determination shall be made in good faith by the Board exercising reasonable business judgment.

“Default Rate” shall have the meaning set forth in the Lease.

“Equity Value” means the greater of (a) the Fair Value of the Company as a going concern, less the aggregate liquidation preference of any preferred stock of the Company then outstanding and (b) the Net Book Value of the Company.

“Exercise Period” means (subject to the provisions of Section 9.3 below) the period commencing on the date here and terminating on February 28, 2022.

“Exercise Price” means $0.01 per share of Common Stock.

“Fair Value” means the fair value of the appropriate security, property, assets, business or entity as determined by an opinion of an independent investment banking firm or firms in accordance with the following procedure: In the case of any event which gives rise to a requirement to determine “Fair Value” pursuant to the provisions hereof, whether in connection with an adjustment to the Exercise Price or otherwise, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable following such event, and if the procedures contemplated in connection with obtaining such opinion have not been complied with fully, then any such determination of Fair Value for any purpose of this Warrant (and any such resulting adjustment to the Exercise Price) shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. The Company and the holder of this Warrant or Issued Warrant Shares (who, if more than one, shall agree among themselves by a two-thirds majority) shall each retain a separate independent investment banking firm (which firm, in either case, may be the independent investment banking firm regularly retained by the Company or any of such holders); provided, that the holder may, at its option, elect to rely on the firm retained by the Company in lieu of retaining its own firm. Such firms shall determine the fair value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holder. If such firms cannot jointly make such determination (or in the event that the holder has elected to rely upon the firm retained by the Company and disagrees with the determination made by such firm), then, unless otherwise directed by agreement of the Company and a two-thirds majority of such holders, such firms (or firm), in their (or its) sole discretion, shall choose another independent investment banking firm of the Company or such holders, which firm shall make such determination and render such an opinion. In either case the determination so made shall be conclusive and binding on the Company and such holders. The fees and expenses of any such determination made by the independent investment banking firm selected by such independent banking firms (or firm) shall be borne by the Company.

“Initial Holder” means CPA®:14.

“Issuable Warrant Shares” means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued pursuant to this Warrant.

“Lease” means the Agreement of Lease dated as of Closing Date, between PWE (Multi) QRS 14-85, Inc. and the Company as the same may be amended from time to time.

“Notice of Exercise” means the a Notice of Exercise in the form appearing at the end of this Warrant.

“Opinion of Counsel” means the opinion of counsel experienced in Securities Act matters chosen by the holder of this Warrant or the holder of Issued Warrant Shares, which counsel may be counsel to such holder.

“Other Securities” means any stock and other securities of the Company (other than Common Stock, Convertible Securities or Stock Purchase Rights) or any other Person which shall become subject to issue or sale upon the conversion or exchange of any stock or other securities of the Company.

“Person” means any unincorporated organization, association, corporation, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

“Piggy-Back Shares” has the meaning set forth in Section 5.3.

“Publicly Traded” means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on Nasdaq Small-Cap Market or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Stock Purchase Rights” means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

“Subdebt Registration Rights Agreement” means that certain Registration Rights Agreement dated September 20, 1999 among the Company and the holders of the Subdebt Warrant.

“Subdebt Warrant” means the Warrant Agreement dated as of September 20, 1999 among Company and the Initial Warrant Holders listed on Schedule I thereto for the purchase of 1,940,542 shares of Common Stock.

“Subsidiary” means any corporation or association (a) more than 50% (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries owns more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

“Voting Stock” means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to participate in the election of a majority of the directors or persons performing similar functions of such corporation or association.

“Warrant” means this warrant dated as of the Closing Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.

“Warrant Shares” means the Issuable Warrant Shares plus the Issued Warrant Shares, but only during such time as certificates representing such shares of this Warrant are required to bear the legend contained in section 5.8 hereof.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words “herein”, “hereof”, and “hereunder” and words of similar import shall refer to this instrument as a whole, including any amendments hereto.

ARTICLE II
EXERCISE OF WARRANT

2.1    Right to Exercise; Notice.

(a)    In General.    On the terms and subject to the conditions of this ARTICLE II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time during the Exercise Period by delivery to the Company of a Notice of Exercise duly executed by such holder specifying the number of shares of Common Stock to be purchased.

(b)    Exercise in Connection With a Permitted Transfer.    If the holder of this Warrant would at any time be entitled to make a transfer (including a transfer pursuant to a registered public offering) of any Issuable Warrant Shares if such shares were already issued, such holder shall have the right to exercise this Warrant to the extent necessary to effect such transfer by delivery to the Company of both a Notice of Transfer with respect to such transfer as contemplated by ARTICLE V below and a Notice of Exercise duly executed by such holder specifying the number of shares to be issued in connection with such exercise.

2.2    Manner of Exercise; Issuance of Common Stock.    To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is then being exercised and (c) this Warrant or (ii) in connection with the exercise of this Warrant without the payment of the Exercise Price, deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of shares of Common Stock for which this Warrant is being exercised and the number of shares of Common Stock deliverable by the Company upon such exercise, which shall equal the product of (x) the number of shares of Common Stock for which this Warrant is being exercised and (y) the Cashless Exercise Ratio and (b) this Warrant. At the option of the holder hereof, payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (b) certified or official bank check payable to the order of the Company and drawn on a member of the New York Clearing House, or (c) by any combination of such methods.

Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within ten (10) business days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal in the aggregate to the number of shares of Common Stock specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, unless the Exercise Period has expired, issue and deliver to the holder hereof or, subject to ARTICLE V, the transferee so designated in the Notice of Exercise a new warrant evidencing the right of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

2.3    Effectiveness of Exercise.    Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, is received by the Company.

2.4    Fractional Shares.    The Company shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon any exercise of this Warrant. As to any fractional share of Common Stock which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Current Market Value determined without regard to whether this Warrant or any Warrant Shares are then subject to repurchase hereunder) calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise in cash or by check payable to the order of the holder hereof or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, as the case may be.

2.5    Continued Validity.    A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant, except such rights as their terms apply solely to the holder of a Warrant. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the shares of Common Stock issued upon the exercise hereof, acknowledge in writing, in a form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

ARTICLE III
REGISTRATION, TRANSFER AND EXCHANGE

3.1    Maintenance of Registration Books.    The Company shall keep at its principal office which is currently 222 South Ninth Street, Suite 2880, Minneapolis, Minnesota 55402, a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for or the registration, transfer and exchange of this Warrant. The Company shall not at any time except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

3.2    Transfer and Exchange.    Upon surrender for registration or transfer of this Warrant at such office, the Company shall execute and deliver, subject to ARTICLE V, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock. At the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

3.3    Replacement.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

3.4    Ownership.    The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

ARTICLE IV
ANTIDILUTION PROVISIONS

4.1    Adjustment of Number of Shares Purchasable.    Upon any adjustment of the Exercise Price as provided in Section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/l00th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.2    Adjustment of Exercise Price.    In addition to any adjustment required under the provisions of Section 10.4 below, the Exercise Price shall be subject to adjustment from time to time as hereinafter set forth.

(a)    Stock Dividends, Subdivisions and Combinations.    In the event that the Company subsequent to the Closing Date shall:

(i) declare a dividend upon, or make any distribution in respect of, any of its stock, payable in Common Stock, Convertible Securities or Stock Purchase Rights, or

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price per share of Common Stock immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event, in each case treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of Convertible Securities and exercises of Stock Purchase Rights.

(b)    Issuance of Additional Shares of Common Stock.    In case the Company shall issue or sell any shares of Common Stock after the Closing Date for a consideration less than the greatest of (i) the Exercise Price per share then in effect (other than as permitted under Section 4.2(o) below), or (ii) the Current Market Price, the Exercise Price upon each such issuance or sale shall be adjusted to the lowest price calculated pursuant to clauses (i) and (ii) of this Subsection (b) and shall be determined by:

(i) dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale; or

(ii) multiplying the then existing Exercise Price by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale plus (2) the consideration received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale and the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to such issue or sale.

For purposes of this subsection (b), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to ARTICLE IX prior to which the Company shall first (i) enter into a firm contract for the issuance of such shares or (ii) issue such shares.

The provisions of this Subsection (b) shall not apply to any additional shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided for under Subsection (a) of this Section 4.2. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that such adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Subsection (a), (c) or (d) of this Section 4.2.

(c)    Issuance of Stock Purchase Rights.    In case the Company shall issue or sell any Stock Purchase Rights and the consideration per share or which additional shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greatest of (i) the Exercise Price per share then in effect or (ii) the Current Market Price per share, the Exercise Price shall be adjusted as provided in subsection (b) of this Section 4.2 on the basis that (1) the maximum number of additional shares of Common Stock issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Exercise Price, Current Market Price, as hereinafter provided, and (ii) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities). For the purposes of this Subsection, (i) the date as of which the Exercise Price shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Stock Purchase Rights, or (B) the date of actual issuance of such Stock Purchase Rights, and (ii) the date as of which the Current Market Price per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to ARTICLE IX prior to the earlier of the dates determined pursuant to (A) and (B) above.

(d)    Issuance of Convertible Securities.    In case the Company shall issue or sell any Convertible Securities and the consideration per share for which additional shares of

Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greatest of (i) the Exercise Price per share then in effect, or (ii) the Current Market Price per share, the Exercise Price shall be adjusted as provided in Subsection (b) of this Section 4.2 on the basis that (i) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Exercise Price, or Current Market Price, as hereinafter provided, and (ii) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities. For the purposes of this Subsection, (i) the date as of which the Exercise Price per share shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, or (B) the date of actual issuance of such Convertible Securities, and (ii) the date as of which the Current Market Price per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to ARTICLE IX prior to the earlier of the dates determined pursuant to (A) and (B) above. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights, if an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Subsection (c) of this Section 4.2.

(e)    Minimum Adjustment.    In the event any adjustment of the Exercise Price pursuant to this Section 4.2 shall result in an adjustment of less than $.001 per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward, shall amount to $.001 or more per share of Common Stock; provided, however, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $.001 per share (or such figure last adjusted) shall be proportionately adjusted and provided, further upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest .001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

(f)    Readjustment of Exercise Price.    In the event (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Subsection (c) or (d) above, (ii) the additional consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities above are convertible into or exchangeable for additional shares of Common Stock shall change, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such Stock Purchase Rights not exercised or of any such right to convert or exchange under such Convertible Securities not exercised, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection (f) shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

(g)    Reorganization, Reclassification or Recapitalization of Company.    In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Subsection (a) of this Section 4.2), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price.

Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the holders of Warrants entitled to purchase not less than 66 2/3% of the Issuable Warrant Shares at such time with respect to the rights and interests of holders of Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible in relation to any shares of stock or other Securities or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and/or the successor entity, as applicable, which agreement shall bind each such entity, shall be accompanied by an Opinion of Counsel as to the enforceability of such agreement and shall be approved by the holders of Warrants entitled to purchase not less than 66 2/3% of the shares of Common Stock issuable upon the exercise thereof.

(h)    Dilution in Case of Other Securities.    In case any Other Securities shall be issued or sold or shall become subject to issuance or sale upon the conversion or exchange of any stock (or other securities) of the Company (or any issuer of Other Securities or any other Person referred to in Subsection (g)) or becomes subject to subscription, purchase or other acquisition pursuant to any options or rights issued or granted by the Company (or by any such other issuer or Person) for a consideration such as to dilute, within the standards established in the other provisions of this ARTICLE IV, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this ARTICLE IV with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the holders of the Warrant against the effect of such dilution.

(i)    Other Dilutive Events.    If at any time or from time to time the Company shall take any action affecting its Common Stock, other than any action otherwise described in this ARTICLE IV, then the number of Issuable Warrant Shares upon exercise of this Warrant shall be adjusted in such manner and at such time as the Board shall in good faith determine (such determination to be reasonably acceptable to holders of 66 2/3% of the Issuable Warrant Shares) to be equitable in the circumstances, but no such adjustment shall decrease the number of Issuable Warrant Shares upon exercise of this Warrant.

(j)    Determination of Consideration.    For purposes of this ARTICLE IV, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(1)    Cash Payment.    In the case of cash, the net amount received by the Company after deduction of any accrued interest, dividends or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company.

(2)    Securities or Other Property.    In the case of securities or other property, at the lesser of (i) the Current Market Price of the security for which such consideration was received, and (ii) the Fair Value of such consideration (in both cases as of the date immediately preceding the issuance, sale or grant in question).

(3)    Allocation Related to Common Stock.    In the event additional shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such additional shares of Common Stock as determined in good faith by the Board of Directors of the Company.

(4)    Allocation Related to Stock Purchase Rights and Convertible Securities.    In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or Convertible Securities, such Stock Purchase Rights or Convertible Securities shall be deemed to have been issued without consideration.

(5)    Dividends in Securities.    In case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than Common Stock) payable in either case in Common Stock, Convertible Securities or Stock Purchase Rights, such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(6)    Stock Purchase Rights and Convertible Securities.    The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (i) the total consideration, if any, received or receivable by the Company as consideration for the granting of such Stock Purchase Rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Stock Purchase Rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any accrued interest, dividends, or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company; (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of all such Convertible Securities.

(7)    Merger, Consolidation or Sale of Assets.    In case any shares of Common Stock or Convertible Securities or any Stock Purchase Rights shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of any merger or consolidation of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of this number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Subsection (g) above, shall be made after giving effect to such adjustment of the Exercise Price.

(k)    Record Date.    In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive dividends or other distributions payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then all references in this ARTICLE IV to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

(l)    Shares Outstanding.    The number of shares of Common Stock deemed to be outstanding at any given time shall not include (i) shares of Common Stock in the treasury of the Company or any wholly-owned subsidiary and (ii) any of the Issuable Warrant Shares or the Issued Warrant Shares.

(m)    Maximum Exercise Price.    At no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the first paragraph of the Preamble of this Warrant except as provided in Subsection (a) or (g) of this Section 4.2.

(n)    Application.    Except as otherwise provided herein, all Subsections of this Section 4.2 are intended to operate independently of one another. If an event occurs that requires the application of more than one Subsection, all applicable Subsections shall be given independent effect.

(o)    No Adjustments under Certain Circumstances.    Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of:

(i) the issuance of shares of Common Stock upon the exercise in whole or part of this Warrant;

(ii) the issuance of shares of Common Stock pursuant to a rights offering or which the holder hereof elects to participate under the provisions of Section 4.3;

(iii) the issuance of shares of Common Stock upon the exercise of the Subdebt Warrant;

(iv) the issuance of Common Stock or options to purchase Common Stock issued to employees, officers or directors of the Company or any subsidiary, or the issuance of Common Stock upon the exercise of any such options, so long as the issuance of such Common Stock or options to purchase Common Stock have been approved or ratified by the Company’s shareholders;

(v) the issuance of shares of Common Stock upon conversion of the Class B Common Stock; and

(vi) securities issued upon exercise of options issued and outstanding under the Company’s 1997 Stock Option Plan, 1991 Stock Option Plan, Nonqualified Stock Option Plan and 1997 Stock Option Plan, or any successor plans thereto so long as such plans have been approved by the Company’s shareholders.

4.3    Rights Offering.    In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which such holder is then entitled on the exercise hereof.

4.4    Certificates and Notices.

(a)    Adjustments to Exercise Price.    Upon any adjustment under this ARTICLE IV of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price, a certificate, signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of such holder’s Warrant after giving effect to such adjustment.

The certificate of any independent firm of certified public accountants of recognized national standing selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under ARTICLE IV, absent manifest error.

(b)    Extraordinary Corporate Events.    In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other Distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other Distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least thirty (30) days prior to the date upon which such action takes place and ten (10) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

(c)    Effect of Failure.    Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section 4.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

ARTICLE V
RESTRICTIONS ON TRANSFER

Neither this Warrant nor any Issued Warrant Shares shall be transferable except (a) to an Affiliate of the holder hereof, (b) to a successor corporation to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the assets of, the holder hereof, (c) as is or may be required by the holder hereof to comply with any Federal or state law or any rule or regulation of any governmental or public body or authority, (d) on 30 days prior written notice to the Company for a period of 90 days immediately following the date of such notice, to any other Person if following such transfer the amount of Voting Stock of the Company (including any Voting Stock issuable pursuant to any warrants, options, convertible securities or other rights held by such Person and its Affiliates does not exceed 5% of the Company’s then outstanding Voting Stock, or (e) pursuant to the exercise of the Put Option contained in Section 7.1.

Any notice given by the holder hereof or of any Issued Warrant Shares pursuant to Subsection (d) of the first paragraph of this ARTICLE V shall contain (i) the name and address of the proposed bona fide purchaser, (ii) the proposed purchase price for this Warrant or portion hereof or Issued Warrant Shares proposed to be sold (“Proposed Purchase Price”), (iii) the portion of this Warrant or the number of Issued Warrant Shares proposed to be sold and (iv) a brief description of such proposed transfer.

The conditions contained in the following sections of this ARTICLE V are intended to ensure compliance with the Securities Act in respect of the transfer of this Warrant or Issued Warrant Shares. Reference in this ARTICLE V to Issued Warrant Shares includes Issued Warrant Shares theretofore issued upon the exercise of this Warrant or otherwise which are then evidenced by certificates required to bear the legend set forth in Section 5.8.

5.1    Notice of Proposed Transfer; Registration Not Required.    The holder hereof or the holder of any Issued Warrant Shares bearing the legend set forth in Section 5.8, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any transfer of this Warrant (other than transfers referred to in Subsection (e) of the first paragraph of this ARTICLE V) such Issued Warrant Shares or any portion hereof or thereof, of its intention to make such transfer as required by the preamble of this ARTICLE V.

Such holder shall request an Opinion of Counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer this Warrant or such Issued Warrant Shares (or portion thereof) in accordance with the terms of the notice delivered to the Company. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this ARTICLE V which may result in the actual exercise on any later date.

5.2    Required Registration and Qualification.    If (i) the Opinion of Counsel states that the proposed transfer described in the notice given pursuant to Section 5.1 may not be effected without registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction where the proposed transfer occurs or may be deemed to occur, or (ii) the holder hereof or holder of Issued Warrant Shares so elects, such Person shall have the right to request the Company to use its best efforts to effect any such registration or qualification of the applicable Warrant Shares; provided, however, the Company shall not be required to use its best efforts (i) until the Warrant Shares have been exercised and on not more than one occasion for all Warrants or Issued Warrant Shares pursuant to this Section 5.2 or (ii) if the Company shall so request, for a period not to exceed nine months immediately following the date a public offering of the Common Stock (pursuant to an effective registration statement under the Securities Act) is commenced; provided, further, if in the opinion of an independent investment banking firm such registration or qualification would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company’s financial condition (other than an underwritten public offering of its securities), the Company may defer such registration or qualification for a single period (specified in such notice) of not more than 90 days. Such request by a holder hereof or a holder of Issued Warrant Shares shall be in writing and shall specify the number of shares to be registered or qualified and the jurisdictions in which such registration or qualification is desired. In no event shall a registration of less than twenty-five percent (25) of the then remaining Warrant Shares be effected pursuant to this subsection 5.2.

Upon such request, the Company shall promptly (a) take such steps as are necessary or appropriate to prepare for a registration or qualification of shares of Common Stock and (b) give written notice to the holders hereof and holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof of a proposed registration or qualification by the Company under the Securities Act and under the securities or blue sky laws of the requested jurisdictions and shall, as expeditiously as possible, in good faith, use its best efforts to effect any such registration or qualification of the aggregate number of Warrant Shares designated in such request and the requests of any other holders so notified, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) by the prospective sellers of Warrant Shares to be registered or qualified, with notification to or approval of any governmental authority under any Federal or state law, or any listing with any securities exchange, which may be required to permit the sale or disposition of any Warrant Shares which the holders of such shares propose to make, and the Company will keep effective and current such registration or qualification for a period of six months or until all of such Warrant Shares have been disposed of (if earlier).

If the managing underwriter, who shall be selected by the person originally requesting such registration to manage the distribution of the Warrant Shares being registered, advises the prospective sellers in writing that the aggregate number of Warrant Shares and shares of Common Stock proposed to be sold in the proposed distribution by other security holders (including the holders of the Subdebt Warrant who may have exercised piggy-back registration rights pursuant to the Subdebt Registration Rights Agreement) should be less than the number of such shares requested to be registered by all prospective sellers, the number of such shares and such other shares of Common Stock proposed to be sold by each prospective seller shall be reduced, so that each prospective seller may sell that proportion of such shares (including Warrant Shares) to be sold in the proposed distribution which number of such shares proposed to be sold by such prospective seller bears to the aggregate number of such shares proposed to be sold by all prospective sellers. If such underwriter determines that the number of Shares of Common Stock (including all Warrant Shares) proposed to be sold is insufficient to proceed with such registration or qualification, the Company shall immediately recapitalize its Common Stock to enable such registration and qualification to be completed as such underwriter advises. Notwithstanding the foregoing, the Company shall not have the right to include any shares of Common Stock on its behalf in any such registration.

5.3    Incidental Registration and Qualification.    If the Company proposes to register any of its securities under the Securities Act on its behalf or on behalf of any of its security holders on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution of Issued Warrant Shares, the Company shall give to the holder hereof and the holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof prompt written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of the holder hereof or a holder of such Issued Warrant Shares furnished within 20 days after the date of any such notice, proceed to include in such registration such Issued Warrant Shares (“Piggy-Back Shares”) as have been requested by any such holder to be included in such registration. The holder hereof or any holder of such Issued Warrant Shares shall in its request describe briefly the proposed disposition of such shares of Common Stock. The Company will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request) by a prospective seller of the securities so registered.

If the managing underwriter, who shall be selected by the Company, if such distribution is a primary offering, or by the security holders, if such security holders are exercising demand registration rights, to manage the distribution of the shares of Common Stock being registered, advises the Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company and/or other prospective sellers (including the holders of the Subdebt Warrant who may have exercised demand registration rights pursuant to the Subdebt Registration Rights Agreement) would materially adversely affect the distribution of all such securities, then (a) if such distribution is a primary offering on behalf of the Company or if such distribution is initiated pursuant to the exercise of demand registration rights granted by the Company to the holders of the Subdebt Warrant pursuant to the Subdebt Registration Rights Agreement, the Company and holders of the Subdebt Warrant shall first be entitled to have all of the shares proposed to be sold by them included in such distribution before any shares (including Piggy-Back Shares) proposed to be sold by any other prospective sellers are included in such distribution and any shares in excess of such numbers of shares proposed to be sold by the Company which are permitted by such managing underwriter to be included in such distribution shall be allocated among such other prospective sellers in such proportion as the number of shares proposed to be sold by each such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all such other prospective sellers; and (b) if such distribution is initiated pursuant to the exercise of demand registration rights granted by the Company to any of its security holders other than the holders of the Subdebt Warrant, the Company and each prospective seller may sell that proportion of the shares of Common Stock to be sold in the proposed distribution which the number of shares of Common Stock proposed to be sold by such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all prospective sellers (including the Company). In the event that some or all of the Piggy-Back Shares proposed to be sold by prospective sellers are not included in such distribution, the Company shall use its best efforts to effect and maintain any such registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of a period not to exceed 90 days after the effective date of such registration and shall pay all expenses related thereto in accordance with Section 5.4.

The holder hereof and any holder of Issued Warrant Shares who has requested shares of Common Stock to be included in a registration pursuant to this Section 5.3, by acceptance hereof or thereof, agrees to (a) the selection by the Company or such other security holders of an underwriter to manage such registration and (b) execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

Nothing in this Section 5.3 shall be deemed to require the Company to proceed with any primary registration of its securities after giving the notice as provided herein, provided however, that the Company shall pay all expenses incurred pursuant to such notice (in accordance with Section 5.5.)

5.4    Registration and Qualification Procedures.    Whenever the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is possible:

(a) prepare and file with the Commission a registration statement with respect to such securities in connection with which the Company will give the sellers, their underwriters, if any, their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such sellers’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same; provided, however, the Company shall have no obligation to file an amendment or supplement at its own expense more than 9 months after the effective date of such registration statement;

(c) furnish to each seller such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and any other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Securities Act and (ii) the seller’s proposed method of distribution;

(d) register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, or (ii) qualify as a dealer in securities;

(e) furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinions and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by the Company, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(g) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section 5.2 or 5.3, containing customary and reasonable (i) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (ii) representations, warranties, covenants, indemnities, terms and conditions; the sellers may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such sellers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such sellers; such sellers shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such seller and such seller’s intended method of distribution and any other representation required by law. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement and to the extent customarily given their role in such distribution;

(h) notify each seller at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

(i) keep each seller advised in writing as to the initiation and progress of any registration under Section 5.2 or 5.3.

5.5    Holdback Agreement.    The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to or 45 days after (or such longer period as any underwriter may request) any underwritten registration pursuant to Section 5.2 or 5.3 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto.

5.6    Allocation of Expenses.    If the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Issued Warrant Shares, the Company shall pay all expenses (i) in connection therewith, other than the fees and expenses referred to in clauses (1), (2) and (3) of the proviso set forth below, if such registration is a primary registration on behalf of the Company and Piggy-Back Shares are included therein; and (ii) other than the fees and expenses set forth in clauses (1) and (2) of the proviso set forth below, if such registration is the first required registration pursuant to Section 5.2 hereof, including the expenses referred to in such proviso, which expenses shall include, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc., (b) registration fees, (c) printing expenses, (d) accounting and legal fees and expenses, (e) expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and (g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with registration or qualification; provided, however, that the following fees and expenses shall be treated as set forth in clauses (i) and (ii) above and (x) and (y) below: (1) any discounts or commissions to any underwriter attributable to securities being sold by or on behalf of Persons other than the Company; (2) any stock transfer taxes incurred in respect of the Issued Warrant Shares sold by the sellers; (3) the legal fees of any holder of this Warrant or shares issued or issuable hereunder; provided further, that (x) in any required registration pursuant to Section 5.2 hereof other than the first such registration, the expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) other than those incremental expenses attributable to the inclusion of shares other than Issued Warrant Shares in such registration, shall be borne pro rata by the holders of Issued Warrant Shares whose Warrant Shares are included therein in proportion to their respective numbers of Issued Warrant Shares included therein; and (y) in any required registration pursuant to Section 5.3 hereof (other than as referred to in clause (i) above), the incremental expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) attributable to the inclusion of Piggy-Back Shares shall be borne pro rata by the holders of Issued Warrant Shares whose Issued Warrant Shares are included therein in proportion to their respective numbers of Issued Warrant Shares included therein.

5.7    Indemnification.    In connection with any registration or qualification of securities under Section 5.2 or 5.3, the Company agrees to indemnify the holder hereof and the holders of any Issued Warrant Shares and each underwriter thereof, including each person, if any, who controls the holder or such stockholder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the holder or any such stockholder or underwriter expressly for use therein; provided, however, that the Company shall not be liable to any such person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus or notification or offering circular, (as amended or supplemented) in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such person, or a person duly acting on their behalf, specifically for use in preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it related to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the person asserting any loss, claim, damage, liability or expense purchased the shares which are the subject thereof, if a copy of such final prospectus had been timely made available to such indemnified party and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such shares to the person. The Company, each officer, director and controlling person of the Company, each underwriter or broker involved in an offering, and each other seller of shares in such offering, shall be indemnified by the holder of this Warrant and by the holders of any Issued Warrant Shares for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation) caused by any such untrue, or alleged untrue, statement or any such omission or alleged omission, based upon information furnished in writing to the Company by the holder hereof or any such stockholder expressly for use in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented).

Promptly upon receipt by a party indemnified under this Section 5.7 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 5.7, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 5.7 unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions contribute the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Common Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Common Stock, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holder of Issued Warrant Shares agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Common Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section 5.7, in no event shall the amount contributed by any seller of Common Stock exceed the aggregate gross offering proceeds received by such seller from the sale of Common Stock to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

Each holder of this Warrant and each holder of Issued Warrant Shares bearing the legend required by Section 5.8, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this Section 5.7.

5.8    Legend on Warrants and Certificates.    Each Warrant shall bear a legend in substantially the following form:

“This Warrant and any shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and neither this Warrant nor any such shares may be transferred in the absence of such registration or any exemption therefrom under such Act or such securities laws.”

Warrant Shares which are issued upon the exercise in whole or in part of this Warrant or otherwise, or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, shall bear on the face thereof the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and any transfer thereof is subject to the conditions specified in the Warrant dated as of February 28, 2002 originally issued by P. W. Eagle, Inc. (the “Company”) to Corporate Property Associates 14 Incorporated to purchase shares of Common Stock, $.01 par value, of the Company. A copy of the form of such Warrant is on file with the Secretary of the Company at 222 South Ninth Street, Suite 2880, Minneapolis, Minnesota 55402 and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address.”

5.9    Termination of Restrictions.    The restrictions imposed under this ARTICLE V upon the transferability of this Warrant, or of Issued Warrant Shares, shall cease when (a) a registration statement covering such Issuable Warrant Shares or Issued Warrant Shares becomes effective under the Securities Act and applicable state securities laws or (b) the Company receives an Opinion of Counsel that such restrictions are no longer required in order to ensure compliance with the Securities Act and applicable state securities laws. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under Section 5.8.

5.10    Supplying Information.    The Company, the holder hereof and each holder of Issued Warrant Shares shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to Section 5.2 or 5.3.

5.11    Liquidated Damages.    In the event the Company fails to comply with any provision of Section 5.2, 5.3 or 5.4, upon written request of the holder of this Warrant or any holder of Issued Warrant Shares entitled to the benefits of this ARTICLE V, the Company shall promptly obtain an opinion of an independent investment banking firm reasonably satisfactory to such holder estimating the net proceeds which such Person would have received (after deducting underwriting commissions and discounts and any other expenses that would have been solely attributable to the registration or qualification of such shares of Common Stock) upon the sale of shares of Common Stock proposed to be sold pursuant to such registration or qualification. Such opinion of an independent investment banking firm shall be (a) delivered in writing to the Company, with a copy to such person, within seven days after the date of the request of such person to the Company and (b) conclusive and binding on the Company and such Person.

Within 30 days of receipt by the Company of such estimate, the Company shall pay to such Person an amount equal to (a) such estimated net proceeds minus (b) in the case of Warrants or portions thereof that have not been exercised, the aggregate Exercise Price payable upon the exercise of such Warrants. Payment of such amount shall be made by a certified or official bank check payable to the order of such person and drawn on a member of the New York Clearing House. Upon payment to such Person of such liquidated damages, such Person shall assign to the Company this Warrant and the Issued Warrant Shares proposed to be sold pursuant to the registration or qualification in question without any representation or warranty (other than that the holder has not taken any action which would impair its ownership of or right to transfer to the Company the Warrant or such shares of Common Stock). If less than all of the Issued Warrant Shares were proposed to be sold pursuant to the registration or qualification in question, the Company shall cancel this Warrant and issue in the name of, and deliver to, the holder, pursuant to Section 2, a new Warrant for the shares of Issuable Warrant Shares not required to be assigned to the Company pursuant to the provisions of the preceding sentence. The Company agrees that the amount of actual damages that would be sustained by the holder as a result of the failure of the Company to comply with any provisions of Section 5.2, 5.3 or 5.4 is not capable of ascertainment on any other basis.

ARTICLE VI
REPRESENTATIONS, WARRANTS AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

6.1    Organization and Capitalization of the Company.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The authorized capital of the Company consists of 2,000,000 shares of series a preferred stock, 14,490,000 shares of undesignated stock, 30,000,000 shares of Common Stock and 3,500,000 shares of class b common stock. As of December 31, 2001, there were 7,029,250 shares of Common Stock of the Company outstanding. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant or as set forth in Schedule 6.1 attached hereto. Except as listed on Schedule 6.1, the Company has not issued or agreed to issue any Stock Purchase Rights, other than pursuant to this Warrant, or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of the Company’s capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

6.2    Authority.    The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

6.3    No Legal Bar.    Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the certificate of incorporation or Bylaws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any Affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, other than applicable restrictions contained in any of such documents relating to indebtedness of the Company.

ARTICLE VII
[INTENTIONALLY OMITTED]

ARTICLE VIII
[INTENTIONALLY OMITTED]

ARTICLE IX
FINANCIAL AND BUSINESS INFORMATION

9.1    Information.    The Company shall deliver to the holder hereof:

(a) as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, and in any event within 45 days thereafter, two copies of:

(i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter; and

(ii) unaudited consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

setting forth in each case in comparative form the figures for the corresponding dates and periods in the previous fiscal year. Such statements shall be (1) prepared in accordance with generally accepted accounting principles consistently applied, (2) in reasonable detail and (3) certified as complete and correct by the chief financial or accounting officer of the Company;

(b) as soon as practicable after the end of each fiscal year of the Company (commencing with the end of the 2001 fiscal year) and in any event within 90 days thereafter, two copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year; and

(ii) consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such year;

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon by a firm of independent certified public accountants of recognized national standing selected by the Company, which report shall state that (1) such financial statements fairly present the financial position of the entities being reported upon at the end of such year and the results of their operations and changes in their financial position for such year in conformity with generally accepted accounting principles consistently applied (except for changes in accounting principles with which such accountants concur), and (2) its examination of such financial statements has been made in accordance with generally accepted auditing standards and included such tests of the accounting records and other auditing procedures as they considered necessary in the circumstances; and

(c) promptly upon their becoming available, one copy of each report, notice or proxy statement sent by the Company to its stockholders generally and of each regular or periodic report or registration statement, prospectus or written communication (other than transmittal letters) filed by the Company with the Commission or any securities exchange on which shares of Common Stock are listed.

ARTICLE X
VARIOUS COVENANTS OF THE COMPANY

10.1    No Impairment or Amendment.    The Company shall not by any action including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (b) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Upon the request of the holder hereof the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to such holder, the continued validity of this Warrant and the Company’s obligations hereunder.

10.2    Reservation of Common Stock.    The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

10.3    Listing on Securities Exchange.    If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Issued Warrant Shares so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

10.4    Availability of Information.    The Company will cooperate with the holder hereof and of Issued Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant or such Issued Warrant Shares.

10.5    Indemnification.    If the Company fails to make when due any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the Default Rate on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees and expenses incurred by such holder in collecting any amounts due hereunder.

10.6    Certain Expenses.    The Company agrees to pay or reimburse the Initial Holder for all reasonable out-of-pocket expenses and costs (including reasonable fees and expenses of its counsel) in connection with the negotiation, preparation, execution and delivery of this Warrant.

10.7    Adjustments for Breaches of Representations.    In the event that actual number of shares of Common Stock outstanding on a fully diluted basis as of the Closing Date is different from the amount so stated in Section 6.1 and Schedule 6.1 attached hereto, the holder hereof may notify the Company of such difference, and if the Company does not dispute the same, the Company shall forthwith reissue this Warrant with appropriate adjustments in the initial number of shares issuable upon the exercise hereof, determined by: multiplying the number of Issuable Warrant Shares as initially determined on the Closing Date by a fraction the numerator of which is the actual number of shares of Common Stock outstanding on a fully diluted basis as of the Closing Date and the denominator of which is the number of shares of Common Stock that the Company represented was outstanding on a fully diluted basis as of the Closing Date.

If the Company shall dispute the holder’s determination of the actual number of shares of Common Stock outstanding on a fully diluted basis as of the Closing Date,

The Company and the holder shall each have the right to submit the dispute to separate firms of independent accountants of recognized national standing for a joint resolution of the objection of the holder hereof (which firm of independent accountants may, in either case, be the firm of accountants regularly retained by the Company or the holder). If such firms cannot jointly resolve the objection, then, unless otherwise directed by agreement of the Company and such holder, such firms shall in their sole discretion choose another firm of independent certified public accountants of recognized national standing not the regular auditor of such holder or the Company, which firm shall resolve such objection. In either case, the determination so made shall be conclusive and binding on the Company, the holder and all persons claiming under or through either of them, and any adjustment to the Issuable Warrant Shares resulting from such determination shall be made. The cost of any such determination shall be borne by the Company if the final number of issuable Warrant Shares, after adjustment, is closer to the number proposed by the holder than to the number proposed by the Company, or by the holder, if the final number of issuable Warrant Shares, after adjustment is closer to the number proposed by the Company than to the number proposed by the holder.

ARTICLE XI
MISCELLANEOUS

11.1    Nonwaiver.    No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.

11.2    Holder Not a Stockholder.    Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to stockholders, (ii) notice of or attend any meetings of stockholders of the Company (except as provided in ARTICLE IV) or (iii) notice of any other proceedings of the Company (except as provided in Article IV).

11.3    Notices.    Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at 222 South Ninth Street, Suite 2880, Minneapolis, Minnesota 55402, Attention: President. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 11.3.

11.4    Like Tenor.    All Warrants shall at all times be identical, except as to the Preamble.

11.5    Remedies.    The Company stipulates that the remedies at law of the holder of this Warrant or of Issued Warrant Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11.6    Successors and Assigns.    This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and the holders of Issued Warrant Shares, to the extent provided herein, and shall be enforceable by any such holder.

11.7    Modification and Severability.    If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

11.8    Integration.    This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

11.9    Amendment.    This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

11.10    Headings.    The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

11.11    Governing Law.    This Warrant shall be governed by the laws of the State of New York.

11.12    Notice of Expiration.    The Company will give the holder of this Warrant no less than six months nor more than nine months notice of the expiration of the right to exercise this Warrant. The right to exercise this Warrant shall expire at the termination of the Exercise Period, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise this Warrant shall not expire until 5 P.M., New York City time, on a date six months after the date on which the Company shall give the holder hereof notice of the expiration of the right to exercise this Warrant.

Dated as of February 28, 2002.

PW EAGLE, INC., a Minnesota corporation

By:	/s/ Dobson West Dobson West

Title: Chief Administrative Officer and Secretary

Attest:

/s/ William Spell William Spell, Chief Executive Officer

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full
exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases              shares of Common Stock of P.W. Eagle, Inc. and herewith makes payment therefor in the amount of $            , all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or              certificates in denominations of              shares) for the shares of Common Stock of P.W. Eagle, Inc. hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b)                     , whose address is                                                   and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of                  not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b)                     , whose address is                                                                  .

Dated:                     ,

Signature Guaranteed:	By:	(Signature of Registered Holder)

By:	[Title:]

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

ASSIGNMENT FORM

(To be executed only upon the assignment
of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto             , whose address is                                                       all of the rights of the undersigned under the within Warrant, with respect to              shares of Common Stock of P.W. Eagle, Inc. (the “Company”) and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of                      not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint                      Attorney to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:                     ,

Signature Guaranteed:	By:	(Signature of Registered Holder)

By:	[Title:]

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

SCHEDULE 6.1

OUTSTANDING SHARES, OPTIONS, AND WARRANTS
OF
PW EAGLE, INC.

Shares of Common Stock (outstanding as of 12/31/01)	7,029,250

Options (outstanding as of 12/31/01)
1991 Stock Option Plan	75,000
1997 Stock Option Plan	1,049,625

Total	1,124,625

Warrants
Total	1,940,542